Exhibit 99.1

NOTICE OF EXCHANGE

Reference is made to the Third Amended and Restated Certificate of Incorporation of Brookfield Property REIT Inc. (the “Charter”). All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Charter.

The undersigned Class A Shareholder hereby irrevocably (i) exercises its right to require the Corporation to repurchase                      Tendered Class A Shares in accordance with the terms of the Charter and the Exchange Right referred to therein; and (ii) surrenders such Tendered Class A Shares and all right, title and interest therein. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has, and shall maintain through the time at which the exchange of such Tendered Class A Shares is consummated, marketable and unencumbered title to such Tendered Class A Shares, free and clear of all liens, claims, encumbrances, rights or interests of any other Person; (b) has the full right, power, and authority to exchange and surrender such Tendered Class A Shares as provided herein; and (c) has obtained the consent or approval of all Persons, if any, having the right to consent to or approve such exchange and surrender.

The undersigned acknowledges that the Corporation, BPI, BAM or the Rights Agent will respond to this notice by the deadlines prescribed in the Charter or, if applicable, the Rights Agreement, with delivery instructions for the Tendered Class A Shares.

The Cash Amount, or the BPY Units Amount in the event that BPI has elected, in its sole and absolute discretion, to satisfy Brookfield Property REIT Inc.’s Exchange Right obligation by exchanging the Tendered Class A Shares for the BPY Units Amount, shall be paid or issued, as applicable, to:

Please insert social security or other identifying number

(Please print name, address, phone number and email address)

Delivery instructions for BPY Units Amount:

[Please insert complete instructions including recipient’s DTC participant number and the account number at the participant.]

Delivery instructions for Cash Amount:

[Please insert complete wire transfer instructions.]

Dated: ,

Signature

Signature Medallion Guaranteed:

Signatures should be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

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